EXHIBIT 2.1 (i)
Page 1
                        STOCK PURCHASE AND SALE AGREEMENT

         THIS STOCK PURCHASE AND SALE ("Agreement") is entered into effective April 11, 1999, by and among Europa Resources, Inc., a Nevada corporation ("Buyer"), and all shareholders of Classic Car Source, Inc., (collectively referred to as "CCS Seller"), who sign this Agreement and all the shareholders of North Fork Publishing Group, Inc., (collectively referred to as "NFPG Seller") who sign this Agreement

                                    RECITALS

A. CCS Seller wishes to sell to Buyer and Buyer wishes to purchase from CCS Seller 100% of the common stock ("CCS Stock") of Classic Car Source, Inc., a Washington corporation ("CCS"), on the terms and conditions set forth herein.

B. NFPG Seller wishes to sell to Buyer and Buyer wishes to purchase from NFPG Seller 100% of the common stock ("NFPG Stock") of Northfork Publishing Group, Inc., a Washington corporation ("NFPG"), on the terms and conditions set forth herein.

         Therefore, the parties agree as follows:

                                    AGREEMENT

1.       Merger

(a) CCS Seller shall sell and Buyer shall purchase Sixty Seven Thousand Nineteen (67,019) shares of the authorized, issued and outstanding common stock of CCS that is now held by CCS Seller.

1.02. NFPG Seller shall sell and Buyer shall purchase One Thousand Three Hundred Fifty Two (1,352) shares of the authorized, issued and outstanding common stock of NFPG that is now held by NFPG Seller.

2.       Purchase Price for CCS Stock

(a) Upon execution of this Agreement, Buyer shall pay to CCS Seller Twenty Five Thousand and No/100 Dollars ($25,000.00) in cash. It is expressly understood and agreed to by the parties that this cash payment is refundable. In the event the transaction contemplated herein does not close, Buyer is entitled to the return of the Twenty Five Thousand and No/100 Dollars ($25,000.00) cash payment.

(b)      At Closing:


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(i)           Buyer  shall pay CCS  Seller  One  Hundred  Eight  Thousand  Three
              Hundred Thirty Three and 37/100 Dollars ($108,333.37) in cash ($133,333.37 minus the $25,000.00 payment set forth in Section 2(a).

(ii) Buyer shall convey to CCS Seller One Million (1,000,000) shares of the outstanding common stock of Buyer, registered with the Securities and Exchange Commission as R144 Stock ("R144 Stock").

(iii) Buyer shall deliver to CCS Seller a copy of the fully executed resolution of Buyer's Board of Directors authorizing the issuance and transfer of the R144 Stock as set forth on Exhibit A.

(iv) Buyer shall deliver to CCS Seller a copy of the fully executed irrevocable instructions to Buyer's Transfer Agent, Signature Stock Transfer, Inc., authorizing and directing the issuance and transfer of the R144 stock as set forth on Exhibit A. The transfer Agent shall mail such shares directly to the CCS Sellers at the addresses set forth on Exhibit A.

3.       Purchase Price for NFPG Stock

(a) Upon execution of this Agreement, Buyer shall pay to NFPG Seller Twenty Five Thousand and No/100 Dollars ($25,000.00) in cash. It is expressly understood and agreed to by the parties that this cash payment is refundable. In the event the transaction contemplated herein does not close, Buyer is entitled to the return of the Twenty Five Thousand and No/100 Dollars ($25,000.00) cash payment.

(b)      At Closing:

(i) Buyer shall pay NFPG Seller Forty One Thousand Six Hundred Sixty Six and 66/100 Dollars ($41,666.66) in cash ($66,666.66 minus the $25,000.00 payment identified in Section 3(a)).

(ii) Buyer shall convey to NFPG Seller Four Hundred Fifty Thousand (450,000) shares of the outstanding common stock of Buyer, registered with the Securities and Exchange Commission as R144 Stock ("R144 Stock").

(iii) Buyer shall deliver to NFPG Seller a copy of the fully executed resolution of the Buyer's Board of Directors authorizing the issuance and transfer of the R144 Stock as set forth on Exhibit B.


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(iv)                       Buyer  shall  deliver  to NFPG  Seller  a copy of the
                           fully executed  irrevocable  instructions  to Buyer's
                           Transfer  Agent,  Signature  Stock  Transfer,   Inc.,
                           authorizing and directly the issuance and transfer of the R144 Stock as set forth on Exhibit B. The Transfer Agent shall mail such shares directly to the NFPG Sellers at the addresses set forth on Exhibit B.

4.       Retirement of CCS Debt

         At Closing, Buyer shall pay NFPG Nine Thousand and No/100 Dollars ($9,000.00) and CCS Thirty One Thousand and No/100 Dollars ($31,000.00) to retire outstanding credit card balances in the name of Dan Jondron incurred on behalf of NFPG and CCS.

5.       Conditions to Closing

(a)               The   negotiation  and  execution  at  closing  of  employment
                  agreements between Buyer and Dan Jondron and between Buyer and Johnscott Lee ("Employment Agreements").

(b) Buyer, CCS Seller and NFPG Seller shall have Thirty (3) days from the Effective Date of this Agreement to conduct reasonable due diligence. A party's obligation to close the transaction contemplated herein is expressly conditioned upon such party's good faith acceptance of and satisfaction with the results of its due diligence process.

(c) Buyer must purchase both the CCS Stock and the NFPG Stock.

(d) The obligations of Buyer, CCS Seller and NFPG Seller under this Agreement are subject to the representations and warranties set forth in Sections 7 and 8 being true at and as of the Closing Date as though such representations and warranties were then again made.

(e) Dan Jondron is nominated to become a Director of Buyer.

6.       Closing.

         Closing of this Agreement shall take place at the offices of Europa Resources, Inc., 543 Granville Street, No. 301, Vancouver, B.C. V6C 1X8, on or before April 30, 1999 (the "Closing Date").


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(a)               At Closing,  Buyer shall deliver to CCS Seller and NFPG Seller
                  (i ) the cash payments in certified funds due pursuant to Sections 2(b) and 3(b); (ii) a copy of the fully executed resolution of Buyer's Board of Directors authorizing the issuance  and  transfer  of the  R144  Stock  as set  forth on
                  Exhibits  A  and  B;  (iii)  a  copy  of  the  fully  executed
                  irrevocable   instructions  to  the  Buyer's  Transfer  Agent,
                  Signature Stock Transfer, Inc., authorizing and directing the issuance and transfer of the R144 Stock as set forth on Exhibits A and B; and (iv) Minutes of the Board of Directors, or a committee thereof, nominating Dan Jondron to become a Director of Buyer. Buyer shall also deliver to CCS and NFPG the cash payments in certified funds due pursuant to Section 4.

(b)               At Closing,  CCS Seller and NFPG Seller shall deliver to Buyer
                  (i) the CCS Stock and the NFPG Stock, respectively, duly endorsed for immediate transfer to Buyer, and (ii) the Employment Agreements for execution.

7. Representations and Warranties of Buyer. Buyer represents and warrants that:

(a)      Buyer owns good and marketable title to the R144 Stock.

(b) The R144 Stock is owned by Buyer free and clear of any liens, charges, pledges and encumbrances of any sort whatsoever.

8. Representations and Warranties of CCS Seller and NFPG Seller. CCS Seller and NFPG Seller represent and warrant that:

(a) CCS Seller and NFPG Seller own good and marketable title to the CCS Stock, and the NFPG Stock, respectively, and such shares set forth on Exhibits A and B represent one hundred percent (100%) of issued and outstanding shares of CCS and NFPG.

(b) The CCS Stock and the NFPG Stock is owned free and clear of any liens, charges, pledges and encumbrances of any sort whatsoever.

(c) CCS and NFPG agree not to make any changes in capital structure, incur any substantial debt or issue any new shares prior to Closing without the consent of Buyer, except CCS and NFPG may issue certificate shares of common stock in amounts shown on Exhibits A and B. These certificates are for shares previously issued to shareholders but certificates were not delivered.


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9.   Business Plan. Buyer recognizes and acknowledges that a substantial portion of the consideration for the CCS Stock and NFPG Stock is in the form of common stock of the Buyer. In order to maximize the value of the consideration that CCS Seller and NFPG Seller have received, Buyer agrees that it shall in good faith exercise its best efforts to develop a full range of products and services for the businesses of CCS and NFPG. After Closing of this Agreement, Buyer and Dan Jondron and Johnscott Lee in their capacity as employees of Buyer, shall prepare a business plan setting forth the business strategy for CCS and NFPG, including the specific products and services to be provided and/or developed along with the capital and human resources required to implement the business plan. Buyer shall in good faith implement the business plan once it is approved by Buyer's board of directors.

10. Survival. All representations, warranties and acknowledgments shall survive the Closing.

11.      Additional Documents.

(a) The parties will, at any time before, at or after the Closing, execute and deliver or cause others to do so, all documents and instruments necessary to consummate the transaction contemplated by this Agreement.

(b) The parties acknowledge that Buyer's goal is to purchase 100% of the common shares of CCS and 100% of the common shares of NFPG, but that it will proceed so long as control is acquired even if a few shareholders cannot be located or decline to sell. The parties agree to negotiate in good faith to make minor modifications to this Agreement prior to Closing, provided the amount of money to be paid to CCS and NFPG Sellers who do sign this Agreement will not be reduced and the number of Buyer's shares of common stock to be issued to CCS and NFPG Sellers who do sign will remain the same. (see Exhibit A and Exhibit B for amounts and numbers not to be changed.)

12. Brokers and Finders. Each party represents, covenants and warrants to the other that he or she has employed no broker or finder in connection with this Agreement, other than 150,000 shares of common stock of Buyer to be issued to Richard Silas by Buyer.

13. Amendments, Modifications. This Agreement may not be amended or modified except by an instrument in writing signed by the parties.

14. Integration. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supercedes all prior negotiations, discussions, writings, and agreements.


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15.      Successors.  This  Agreement  shall be  binding  upon and  inure to the benefit of and be enforceable by the personal representatives, heirs, devisees and assigns of the parties hereto.

16. Captions. Captions of this Agreement are for the convenience of reference only and shall not define or limit any of its provisions.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Nevada.

18. Counterparts. This Agreement may be executed in any number of counterparts, transmitted by facsimile, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

19. Attorneys' Fees. In the event of any dispute arising out of the interpretation or enforcement of the terms of this Agreement, which dispute is referred by either party to an attorney for resolution, the parties hereto agree that the prevailing party shall be entitled to recover all costs and attorneys' fees expended in connection therewith, whether or not litigation is actually commenced.

         Dated effective the day and year first above written.

                                                 BUYER:

                                         EUROPA RESOURCES, INC.
                                          A Nevada corporation



                                         By:   /s/ RONALD C. DAVIS
                                             ----------------------
                                             Ronald C. Davis, President & CEO


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                                  NFPG SELLER:

                        NORTHFORK PUBLISHING GROUP, INC.
                            a Washington corporation


_/S/___________________________                 _/S/___________________________
Daniel R. Jondron, Shareholder                       Johnscott Lee, Shareholder


/s/____________________________                 /s/____________________________
David Flanagan, Shareholder                           Jesse Joiner, Shareholder



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                                   CCS SELLER:

                            CLASSIC CAR SOURCE, INC.
                            a Washington corporation


_/s/___________________________________     _/s/________________________________
Daniel R. Jondron, Shareholder             Johnscott Lee, Shareholder

_/s/___________________________________     _/s/________________________________
Robert Klengler, Shareholder                David Flanagan, Shareholder

_/s/___________________________________     _/s/________________________________
Carl LaFlamme, Shareholder                  Dan Huntington, Shareholder

_/s/___________________________________     _/s/________________________________
Elizabeth Polasek, Shareholder              Daniel Bolstad, Shareholder

_/s/___________________________________     _/s/________________________________
Susanne Ryan, Shareholder                   Diana Boyd, Shareholder

_/s/___________________________________     _/s/________________________________
Edward Boyd, Shareholder                    Terri Eveland, Shareholder

_/s/___________________________________     _/s/________________________________
Bryan Hughes, Shareholder                  Jesse Joiner, Shareholder

_/s/___________________________________     _/s/________________________________
Jan Killam, Shareholder                     Jacque Mouchlino, Shareholder

_/s/___________________________________     _/s/________________________________
Dawn Neale, Shareholder                     Pat Newman, Shareholder

_/s/___________________________________     _/s/________________________________
Kris Whipple, Shareholder                   Ted Welch, Shareholder


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                                   CCS SELLER:

                            CLASSIC CAR SOURCE, INC.
                            a Washington corporation

_/s/__________________________________        _/s/______________________________
Daniel R. Jondron, Shareholder                Johnscott Lee, Shareholder

_/s/__________________________________        _/s/______________________________
Robert Klengler, Shareholder                  David Flanagan, Shareholder

_/s/__________________________________        _/s/______________________________
Carl LaFlamme, Shareholder                    Dan Huntington, Shareholder

_/s/__________________________________        _/s/______________________________
Elizabeth Polasek, Shareholder                Daniel Bolstad, Shareholder

_/s/__________________________________        _/s/______________________________
Susanne Ryan, Shareholder                     Diana Boyd, Shareholder

_/s/__________________________________        _/s/______________________________
Edward Boyd, Shareholder                      Terri Eveland, Shareholder

_/s/__________________________________        _/s/______________________________
Bryan Hughes, Shareholder                     Jesse Joiner, Shareholder

_/s/__________________________________        _/s/______________________________
Jan Killam, Shareholder                       Jacque Mouchlino, Shareholder

_/s/__________________________________        _/s/______________________________
Dawn Neale, Shareholder                       Pat Newman, Shareholder

_/s/__________________________________        _/s/______________________________
Kris Whipple, Shareholder                     Ted Welch, Shareholder


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                                    EXHIBIT A
                               SHAREHOLDERS OF CCS

FIRST NAME        LAST NAME     NO. OF CCS SHARES   CASH DUE    R144 SHARES DUE
----------        ---------     -----------------   --------    ---------------
Daniel            Bolstad          478               $950.97          7,132
4286 W. Maplewood
Bellingham, WA  98225
###-##-####

Diana             Boyd             446               $887.31          5,655
1026 N. Forest Avenue
Bellingham, WA  98225
###-##-####

Ed                Boyd              27                $53.72            403
32005 NE 138th Street
Duvall, WA  98019
###-##-####

Terri             Eveland           60               $119.37            895
2528 Humboldt Street
Bellingham, WA  98225
###-##-####

David             Flanagan        5732            $11,403.73         85,528
2525 Franklin Street
Bellingham, WA  98225
###-##-####

Bryan             Hughes            74               $147.22          1,104
1804 E. Maryland Street
Bellingham, WA  98226
###-##-####

Daniel            Huntington       179               $356.12          2,671
3303 K. Avenue
Anacortes, WA  98221
###-##-####
         Sub-total               6,996            $13,918.44        104,388


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                                    EXHIBIT A
                               SHAREHOLDERS OF CCS

FIRST NAME        LAST NAME     NO. OF CCS SHARES   CASH DUE    R144 SHARES DUE
----------        ---------     -----------------   --------    ---------------


Jesse             Joiner         8,120            $16,154.63        121,160
3401 Redwood Avenue, #8
Bellingham, WA  98225
###-##-####


Dan               Jondron       27,103            $53,921.04        404,408
1200 Harns Avenue, #104
Bellingham,WA  98225
###-##-####

Jan               Killam         1,438             $2,860.88         21,457
143 1/2Van Ness
Ashland, OR  97520
###-##-####

Rob               Klenger        3,537             $7,036.81         52,776
2525 Franklin
Bellingham, WA  98225
###-##-####

Carl              LaFlamme         200               $397.90          2,984
P.O. Box 8110-699
Blaine, WA  98231
###-##-####

JS                Lee           15,797            $31,427.91        235,709
P.O. Box 103
Marblemount, WA  98267
###-##-####

Jacques Mouchlino                  300               $596.85          4,476
HCRI Box 5713
Keaau, HI  96749
###-##-####

         Sub-total              56,495           $112,396.12        842,970


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                                    EXHIBIT A
                               SHAREHOLDERS OF CCS

FIRST NAME        LAST NAME     NO. OF CCS SHARES   CASH DUE    R144 SHARES DUE
----------        ---------     -----------------   --------    ---------------

Dawn              Neale            274               $545.12          4,033
1307 Carolina
Bellingham, WA  58225
###-##-####

Pat               Newman            64               $127.33            955
2525 Franklin
Bellingham, WA  98225
###-##-####

Liz               Polasek           41                $81.57            612
1005 Elwick Lane
Sedro Woolley, WA  98284
###-##-####

Suzanne           Ryan/Wayne     1,000             $1,989.49         14,921
4657 Garden Street
Seattle, WA  98118
###-##-####

Kris              Whipple           27                $53.72            403
1211 38th Street
Bellingham, WA  98226
###-##-####

Ted               Welch          2,122             $4,221.69         31,563
9362 Washford Court
Sacramento, CA  95829
###-##-####

       Sub-total                 3,528                $7,019         31,563

                   TOTAL        67,019           $133,333.37      1,000,000




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                                    EXHIBIT B
                              SHAREHOLDERS OF NFPG

FIRST NAME        LAST NAME     NO. OF NFPG SHARES  CASH DUE    R144 SHARES DUE
----------        ---------     -----------------    --------    ---------------

Dan               Jondran          500            $24,554.33        166,420
1200 Harns Avenue, #104
Bellingham, WA  98225
###-##-####

David             Flanagan         176             $8,678.50         58,580
2525 Franklin
Bellingham, WA  98225
###-##-####

Jesse             Joiner           176             $8,678.50         58,580
3401 Redwood Avenue, #8
Bellingham, WA  98225
###-##-####

JS                Lee              500            $24,654.83        166,420
P.O. Box 103
Marblemount, WA  98267
###-##-####

                  TOTAL          1,352            $66,666.66        450,000

--------------------------------------------------------------------------------
REVISION OF 5/6/99:   FINAL

DAN JONDRAN                      3,680            $22,431.58        151,414

DAVID FLANAGAN                   1,778            $10,901.75         73,586

JESSE JOINER                     1,778            $10,901.75         73,586

JS LEE                           3,670           $242,431.58        151,414

                                -------------------------------------------

                  TOTAL         10,906            $66,666.66        450,000